Exhibit 10.3

July 16, 2025

Onconetix Series C Convertible Preferred Stockholders

Re:	Conversion Price Reduction

Dear Sirs:

Reference is hereby made to that certain Securities Purchase Agreement, dated October 2, 2024, by and among Onconetix, Inc., a Delaware corporation, with headquarters located at (the “Company”), the investor signatory hereto (“you” or the “Investor”) and certain other buyers signatory thereto (the “Securities Purchase Agreement”), pursuant to which you acquired, among other things, certain shares of Series C Convertible Preferred Stock (the “Securities”) convertible into shares of Common Stock (as defined in the Securities Purchase Agreement) in accordance with the terms of the Certificate of Designations (as defined in the Securities Purchase Agreement). Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement or the Certificate of Designations, as applicable.

Pursuant to Section 8(g) of the Certificate of Designations, we hereby provide you with notice that the Company desires your consent pursuant to Section 8(g) of the Certificate of Designations, to lower the Conversion Price of your Securities for each date after the Effective Time (as defined below) until July 31, 2025 (each, a “Conversion Price Reduction”), effective (the “Effective Time”) as of the time of your execution of this letter and the execution of other letters in the form of this Letter by the Required Holders (as defined in the Certificate of Designations), to $3.50 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “New Alternate Conversion Price”). Please execute this letter in the signature block below if you consent to the Company effecting the Conversion Price Reduction.

The Company shall, on or before 8:30 a.m., New York City time, on the first business day after the date of this letter, file a Current Report on Form 8-K with the SEC disclosing all material terms of the transactions contemplated hereby and attaching the form of this letter as an exhibit thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information that has been received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the issuance of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any letter, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

The obligations of the Investor under this letter agreement are several and not joint with the obligations of any Other Investor of Preferred Shares of the Company (each, an “Other Investor”), and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any other agreement by and between the Company and any Other Investor (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

If you have any questions regarding the foregoing, please feel free to contact Karina Fedasz at _______ or by email to ______.

Sincerely,

ONCONETIX, INC.

By:
	Name:	Karina M. Fedasz
	Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

Agreed to and Acknowledged:

Investor:

By:
Name:
Title: